THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY AND

FORTUNE BRANDS, INC.

THIS THIRD AMENDMENT, effective as of the date first signed below, by and between Fidelity Management Trust Company (the “Trustee”) and Fortune Brands, Inc. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and Sponsor heretofore entered into a Master Trust Agreement dated October 1,1999, with regard to the Fortune Brands Retirement Savings Plan and the Fortune Brands Hourly Employee Retirement Savings Plan and such other qualified defined contribution plans that Fortune Brandsr, Inc. or its other affiliates and subsidiaries may maintain in the future (collectively and individually, the “Plan”); and

WHEREAS, the Sponsor has directed the Trustee to accept and hold the assets of the Future Brands LLC Retirement Savings Plan, effective April 1, 2001, in accordance with the terms of this Agreement; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 18 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)	Restating Section 7 in its entirety, as follows:

(a) Gallaher ADRs. Trust investments in Gallaher ADRs shall be made via the Gallaher Fund (the “Gallaher Fund”). Investments in the Gallaher Fund shall consist primarily of shares of Gallaher ADRs. The Gallaher Fund shall also include cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily participant exchange or withdrawal requests. Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to in writing by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. Subject to its ability to execute open-market trades in Gallaher ADRs or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Gallaher Fund falls within the agreed-upon range over time. Each participant’s proportional interest in the Gallaher Fund’shall be measured in units of participation, rather than numbers of Gallaher ADRs. Such units shall represent a proportionate interest in all of the assets of the Gallaher Fund, which includes Gallaher ADRs, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades). The Trustee shall determine a daily net asset value (“NAV”) for each unit outstanding of the Gallaher Fund. Valuation of the Gallaher Fund shall be based upon: (a) the closing price of the

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stock on the principal national securities exchange on which the Gallaher ADRs is traded or, in the case of stocks traded over the counter, the last sale price of the day; (b) if unavailable, the latest available price as reported by the principal national securities exchange on which the Gallaher ADRs is traded or for an over the counter stock, the last bid price prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the “Closing Price”); or (c) if neither is available, the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of Gallaher ADRs, appreciation or depreciation in the value of those shares owned, interest on the short-term investments held by the Gallaher Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the Gallaher Fund, including principal obligations, if any, and expenses Gallaher ADRs that, pursuant to Sponsor direction, the Trustee accrues or pays from the Gallaher Fund.

(i) Acquisition Limit. No further contributions will be invested in the Gallaher Fund nor may any exchanges be made in the Gallaher Fund from any of the other investment options. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRS will be invested as directed by Participants or the Named Fiduciary in accordance with the Plan. Nothing in this Section 7(a)(i), however, restricts the Trustee’s ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction.

(ii) Sales of Gallaher ADRs. Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Gallaher ADRs.

(A) Sales of Gallaher ADRs shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage and drift allowance for the Gallaher Fund, provided that:

(1) If the Trustee is unable to sell the total number of Gallaher ADRs required to be sold on such day as a result of market conditions; or

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(2) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange or principal exchange on which the Gallaher ADRs is traded, or any other judicial or regulatory body from selling any or all of the Gallaher ADRs required to be purchased or sold on such day, then the Trustee shall sell such Gallaher ADRs as soon thereafter as administratively feasible.

(B) Use of an Affiliated Broker. The Sponsor hereby directs the Trustee to use Fidelity Capital Markets, a division of National Financial Services LLC (“Capital Markets”) to provide brokerage services in connection with any sale of Gallaher ADRs on the open market, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Sponsor direction, to seek expedited settlement of the trades. Capital Markets shall execute such directions directly or through its affiliates. The provision of brokerage services shall be subject to the following:

(1) As consideration for such brokerage services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each Gallaher ADRs. Any change in such remuneration may be made only by written agreement between Sponsor and Trustee.

(2) The Trustee will provide the Sponsor with periodic reports which summarize all securities transaction-related charges incurred with respect to trades of Gallaher ADRs for such Plan.

(3) Any successor organization of Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

(4) The Trustee and Capital Markets shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 16 of this Agreement.

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(iii) Execution of Sales of Unit. Unless otherwise directed in writing pursuant to directions that the Trustee can administratively implement, sales of units shall be made as follows:

(A) Subject to subparagraphs (B) and (C) below, sales of units in the Gallaher Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Gallaher Fund shall be made in accordance with the Exchange Guidelines attached hereto as the “Schedule of Exchange Guidelines”.

(B) Aggregate sales of units in the Gallaher Fund on any day shall be limited to the Gallaher Fund’s Available Liquidity for that day. For these purposes, Available Liquidity shall mean the amount of short-term investments held in the fund decreased by any outgoing cash for expenses then due, payables for loan principal, and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in, loan repayments) and to the extent credit is available and allocable to the Gallaher Fund, receivables for pending stock sales. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions, loans and withdrawals, and otherwise on a first-in first-out (FIFO) basis, as provided in the “Schedule of Available Liquidity Procedures for Unitized Funds”, attached hereto (the “Specified Hierarchy”). So long as the Gallaher Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.

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(C) The Trustee shall close the Gallaher Fund to sales of units, as applicable, on any date on which trading in the Gallaher ADRs has been suspended or substantial sale orders are outstanding and cannot be executed.

(iv) Securities Law Reports. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Gallaher ADRs, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop sales of Gallaher ADRs pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust’s ownership of Gallaher ADRs as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

(v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Gallaher ADRs. The Sponsor shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Gallaher ADRs. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Gallaher ADRs.

(b) Voting of Gallaher ADRs.

(i) No Trustee Discretion. Notwithstanding any other provision of the Plans or this Agreement, the Trustee shall have no discretion or authority to exercise any voting rights with respect to the Gallaher ADRs held in the Gallaher Fund except as provided in this Section 7.

(ii) Participant Direction. Each Participant in the Plans shall be entitled to direct the Trustee in writing or by such other means as agreed to by the Trustee and Fortune, and the Trustee shall solicit the direction of such Participant, as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to the Participant’s proportional interest in the Gallaher Fund (vested or unvested) are to be exercised with respect to any matter on which holders of Gallaher ADRs are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely

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direction received by the Trustee from such Participant. With respect to the voting rights of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee as provided in the preceding sentence and any Gallaher ADRs representing the proportional interest in the Fortune Gallaher Fund which are unallocated to accounts of Participants, the Trustee shall instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants. In giving directions to the Trustee as provided herein, each Participant shall be acting as a named fiduciary with respect to the exercise of voting rights of shares of Gallaher ADRs in accordance with such directions.

(iii) Trustee to Communicate Voting Procedures. When Fortune prepares for any annual or special meeting of the issuer of Gallaher ADRs, Fortune shall notify the Trustee as soon as administratively feasible of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, Fortune shall certify to the Trustee that the aforementioned materials represent the same information that is distributed to shareholders of Gallaher ADRs. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to vote by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. Fortune will use its reasonable best efforts to provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants as aforesaid. This information will include the names and current addresses of Participants and the number of shares of Gallaher ADRs representing their proportional interest in the Gallaher Fund upon which the Trustee may conclusively rely. Based on these materials, the Trustee shall prepare a voting instruction form and will communicate or cause to be communicated to all

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Participants the procedures regarding the exercise of voting rights of shares of Gallaher ADRs held in the Gallaher Fund. The form shall show the proportional interest in the number of full and fractional shares of Gallaher ADRs credited to the Participant’s accounts held in the Gallaher Fund. Notwithstanding any other provision of this Section 7, the Plan (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, unless Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations as recordkeeper with information necessary accurately to maintain records of the interest in the Plan of Participants, the Trustee will use its best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant in connection with the exercise of voting rights of shares of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, its affiliated organizations and any director, officer, employee or agent thereof. It is the intent of this Section 7 that Gallaher, Fortune, its affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant in connection with the voting of Gallaher ADRs.

(iv) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting of Gallaher ADRs held in the Gallaher Fund; (B) cause any such provision or provisions to conflict with ERISA, or (C) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to exercise voting rights with respect to Gallaher ADRs held in the Gallaher Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting of Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so will take directions timely received from Participants as being valid direction with respect to the exercise of such voting rights.

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(c) Tender Offers.

(i) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs representing the proportional interest in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided herein. For purposes of this Section 7, a “tender offer” will mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher ADRs) and will include, without limitation, any such tender offer made by or on behalf of Gallaher Group Plc.

(ii) Participant Direction. Each Participant will be entitled to direct the Trustee in writing or by such other means as agreed to by the Trustee and Fortune, and the Trustee will solicit the direction of such Participant as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his proportionate interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer such shares (or will provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant. With respect to shares of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee from Participants, such Participants will be deemed to have directed the Trustee not to tender such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs not be tendered by the Gallaher ADR depositary) subject to all provisions of the Plans, the Trust Agreement, and applicable law, not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. If, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee will (A) use its best efforts to solicit the direction of each Participant, as to the exercise of withdrawal rights with respect to shares of Gallaher ADRs (or securities

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underlying Gallaher ADRs) that have been tendered or deposited pursuant to this Section 7, and (B) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely direction of a Participant. The Trustee will combine fractional interests of Participants in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants in accordance with this Section 7. In giving or being deemed to have given directions to the Trustee as provided herein, each Participant will be acting as a named fiduciary in accordance with such directions pursuant to this Section 7.

(iii) Trustee to Communicate Tender Procedures. In the event that Fortune receives notice of the commencement of a tender offer for Gallaher ADRs as to which Participants are entitled to give directions as provided herein, Fortune shall notify the Trustee as soon as administratively possible and shall cause a copy of all materials available to Fortune to be sent to the Trustee. If requested by the Trustee, Fortune shall certify to the Trustee that the aforementioned materials represent the same information available to Fortune. In the event of a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants as aforesaid. This information will include the names and current addresses of Participants and the number of Gallaher ADRs or securities underlying such Gallaher ADRs representing their proportionate interests in the Gallaher Fund. Based on these materials and after consultation with Fortune, the Trustee shall prepare a tender instruction form to be sent to each Plan Participant with an interest in the Gallaher Fund containing the procedures relating to their right to give directions as named fiduciaries to the Trustee. The tender instruction form shall show the number of full and fractional Gallaher ADRs that reflect the Participants’ proportional interest in the

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Gallaher Fund. Notwithstanding any other provision of this Section 7, the Plan (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, except if Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations with information necessary accurately to maintain records of the interest in the Plans of Participants, the Trustee will use it best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant with respect to any tender offer and the identity of such Participant and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, its affiliated organizations and any director, officer, employee or agent thereof. It is the intent of this Section 7 that Fortune, its affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant with respect to any tender offer.

(iv) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer; (B) cause any such provision or provisions to conflict with ERISA; or (C) require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallher ADRs not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions; then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher Fund) or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but will act in accordance with the most recent timely directions received from Participants to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises

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any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so will take directions timely received from Participants as being valid direction with respect to a tender offer.

(v) Proceeds of Tender. The proceeds of any sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) will be allocated pursuant to the direction of a Participant; provided, however, that the proceeds thereof will not be held in the Gallaher Fund.

(2) Restating the Schedule of Exchange Guidelines in its entirety as attached hereto.

(3) Restating the Schedule of Available Liquidity Procedures for Unitized Funds as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first signed below.

FORTUNE BRANDS, INC.		FIDELITY MANAGEMENT TRUST COMPANY
By:	12/17/01	By:		1/11/02
	Date		Vice president	Date

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SCHEDULE OF EXCHANGE GUIDELINES

The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Exchange hours, via a Fidelity participant service representative, are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A “business day” is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via Voice Response System (“VRS”) and the internet (NetBenefits) may be made virtually 24 hours a day.

FIIOC reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE’s normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.

Investment Options

Exchanges Between Mutual Funds

Participants may call on any business day to exchange between the mutual funds. If the request is confirmed before 4:00 p.m. (ET), it will receive that day’s trade date. Requests confirmed after 4:00 p.m. (ET) will be processed on a next business day basis.

Stock Fund

Provided that the Stock Fund is open for purchases and sales of units, the following rules will govern exchanges:

Exchanges From Mutual Funds to the Stock Fund

Except as otherwise noted herein, Participants may contact Fidelity on any day to exchange from mutual funds into the Stock Fund. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day’s trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next business day basis.

Exchanges From Fortune Common Stock Fund and the Gallaher Fund to Mutual Funds

Participants may contact Fidelity on any day to exchange from the Fortune Common Stock Fund and the Gallaher Fund to mutual funds. If Fidelity receives the request before the close of the market (generally 4:00 p.m. ET) on any business day and Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied, it will receive that day’s trade date. Requests

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received by Fidelity after the close of the market on any business day (or on any day other than a business day) will be processed on a next business day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules. If Available Liquidity on any day is insufficient to honor the trade after application of Specified Hierarchy rules, it will be suspended until Available Liquidity is sufficient, after application of Specified Hierarchy rules, to honor such trade, and it will receive the trade date and Closing Price of the date on which it was processed.

Exchange Restrictions

Exchanges into the Gallaher Fund are prohibited.

FORTUNE BRANDS, INC		FIDELITY MANAGEMENT TRUST COMPANY
By:	12/21/01	By:		1/11/02
	Date		Vice president	Date

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SCHEDULE OF AVAILABLE LIQUIDITY PROCEDURES FOR UNITIZED FUNDS

The following procedures shall govern sales of the Fortune Common Stock Fund and the Gallaher Fund requested for a day on which Available Liquidity is insufficient:

1.	Loans, withdrawals and distributions will be aggregated and placed first in the hierarchy. If Available Liquidity is sufficient for the aggregate of such transactions, all such loans, withdrawals and distributions will be honored. If Available Liquidity is not sufficient for the aggregate of such transactions, then such transactions will be suspended, and no transactions requiring the sale of Fortune Common Stock Fund and the Gallaher Fund units shall be honored for that day.

2.	If Available Liquidity has not been exhausted by the aggregate of loans, withdrawals and distributions, then all remaining transactions involving a sale of units in the Fortune Common Stock Fund and the Gallaher Fund (exchanges out) shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time. To the extent of Available Liquidity, groups of exchanges out of the Fortune Common Stock Fund and the Gallaher Fund shall be honored, by group, on a “first in, first out” (FIFO) basis. If Available Liquidity is insufficient to honor all exchanges out within a group, then none of the exchanges out in such group shall be honored, and no exchanges out in a later group shall be honored.

3.	Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next business day on which there is Available Liquidity.

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